Exhibit 1.1

CENTRUS ENERGY CORP.

Class A Common Stock
(par value $0.10 per share)

SALES AGREEMENT

November 6, 2025

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

UBS Securities LLC
11 Madison Avenue
New York, New York 10010

Evercore Group L.L.C.
55 East 52nd Street
New York, NY 10055

B. Riley Securities, Inc.
1300 North 17th Street, Suite 1300
Arlington, VA 22209

Guggenheim Securities, LLC
330 Madison Avenue
New York, NY 10017

MUFG Securities Americas Inc.
1221 Avenue of the Americas, 6th Floor
New York, NY 10020

William Blair & Company, L.L.C.
150 North Riverside Plaza
Chicago, Illinois 60606

Lake Street Capital Markets, LLC
121 South 8th Street, Suite 1000
Minneapolis, MN 55402

Northland Securities, Inc.
150 South Fifth Street, Suite 3300
Minneapolis, MN 55402

Ladies and Gentlemen:

Centrus Energy Corp., a Delaware corporation (the “Company”), proposes to sell from time to time through Barclays Capital Inc., Citigroup Global Markets Inc., UBS Securities LLC, Evercore Group L.L.C., B. Riley Securities, Inc., Guggenheim Securities, LLC, MUFG Securities Americas Inc., William Blair & Company, L.L.C., Lake Street Capital Markets, LLC and Northland Securities, Inc., as sales agents (each, an “Agent” and, together, the “Agents”), shares of the Company’s Class A common stock, par value $0.10 per share (the “Common Stock”), having an aggregate offering price of up to $1,000,000,000.00 (the “Stock”) on the terms set forth in Section 2 of this agreement (this “Agreement”).

1.            Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a)            A shelf registration statement on Form S-3 (File No. 333-291305) relating to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to the Agents. As used in this Agreement:

(i)            “Applicable Time” means, with respect to any shares of Stock, each time of sale of such shares pursuant to this Agreement;

(ii)            “Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement;

(iii)            “Effective Date” means any date as of which any part of such registration statement relating to the Stock became, or is deemed to have become, effective under the Securities Act in accordance with the rules and regulations thereunder;

(iv)            “Government Bid” means any bid, proposal, offer or quotation, whether solicited or unsolicited, made by the Company or any of its subsidiaries that, if accepted, would reasonably be expected to lead to the award of a Government Contract;

(v)            “Government Contract” means any contract between the Company or any of its subsidiaries, on the one hand, and either (a) a government agency or (b) a prime contractor or higher-tiered subcontractor of a government agency in its capacity as a prime contractor or higher-tiered subcontractor, on the other hand;

(vi)            “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Stock;

(vii)            “Pricing Disclosure Package” means, as of each Applicable Time, the Prospectus and each Issuer Free Writing Prospectus filed or used by the Company on or before such Applicable Time, taken together (collectively, and, with respect to any shares of Stock, together with the public offering price of such shares), other than a road show that is an Issuer Free Writing Prospectus, but is not required to be filed under Rule 433 under the Securities Act;

(viii)            “Prospectus” means the Base Prospectus, as amended and supplemented by the Prospectus Supplement, in the form in which such Base Prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act;

(ix)            “Prospectus Supplement” means the prospectus supplement specifically relating to the Stock prepared and filed with the Commission pursuant to Rule 424(b) under the Securities Act and in accordance with Section 5(a) hereof; and

(x)            “Registration Statement” means, collectively, the various parts of such registration statement, each as amended, as of the Effective Date for such part, including any Prospectus and all exhibits to such registration statement, including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date.

Any reference to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of the Prospectus, as the case may be.

Any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the Prospectus, and before the date of such amendment or supplement and incorporated by reference in the Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b)            Since the time of the initial filing of the Registration Statement the Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Stock. The Company was not and is not an ineligible issuer as defined in Rule 405 under the Securities Act at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Stock. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the applicable Delivery Date (as defined in Section 2).

(c)            The Registration Statement conformed and will conform in all material respects on each Effective Date and on each Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The Prospectus conformed and will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on each Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d)            The Prospectus delivered to the Agents for use in connection with the sale of the Stock pursuant to this Agreement will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(e)            The Registration Statement did not, as of any Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein, which information is specified in Section 6(e).

(f)            The Prospectus did not and will not, as of its date or as of any Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein, which information is specified in Section 6(e).

(g)            The Pricing Disclosure Package did not, and will not, as of its date or as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein, which information is specified in Section 6(e).

(h)            Each Issuer Free Writing Prospectus will not conflict with the information contained in the Registration Statement, the Prospectus Supplement or the Prospectus. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Agents.

(i)            The Company and any subsidiary that is a significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) (each, “Subsidiary,” collectively, the “Subsidiaries”), have been duly incorporated, formed, or organized, as applicable, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, formation, or organization, as applicable. The Company and the Subsidiaries are duly licensed or qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Registration Statement and the Prospectus and the Pricing Disclosure Package, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries, taken as a whole, or prevent the consummation of the transactions contemplated hereby (a “Material Adverse Effect”). The Company owns directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights.

(j)            The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and non-assessable and, other than as disclosed in the Prospectus and the Pricing Disclosure Package and except for rights pursuant to the Section 382 Rights Agreement between the Company and Computershare Trust Company, N.A. and Computershare Inc., as rights agent, as amended from time to time (the “Rights Plan”), are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus and the Pricing Disclosure Package as of the dates referred to therein (other than (i) the grant of additional options or other equity awards under the Company’s existing stock option plans or equity incentive plans, (ii) changes in the number of outstanding Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock, including the issuance of Common Stock upon conversion of the Company’s 2.25% Convertible Senior Notes due 2030 and 0.00% Convertible Senior Notes due 2032, or upon the vesting, exercise or settlement of equity awards under the Company’s equity incentive plans or due to the sale of shares of Common Stock in connection with any employee stock purchase plan of the Company whether now in effect or hereafter implemented, (iii) any repurchases of capital stock of the Company, or (iv) any sales of Stock pursuant to this Agreement) and such authorized capital stock conforms in all material respects to the description thereof set forth in the in the Prospectus and the Pricing Disclosure Package. The description of the Common Stock in the Prospectus and the Pricing Disclosure Package is complete and accurate in all material respects. Except as disclosed in or contemplated by Prospectus and the Pricing Disclosure Package or for the issuances of options or restricted stock in the ordinary course of business, the Company did not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(k)            The shares of the Stock to be issued and sold by the Company through the Agents hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the Prospectus and the Pricing Disclosure Package, will be issued in compliance with federal and state securities laws and, except for rights pursuant to the Rights Plan, will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(l)            The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(m)            Neither the execution, delivery and performance of this Agreement by the Company, nor the issuance, offering and sale of the Stock, nor the consummation of the transactions contemplated herein or the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the Prospectus and the Pricing Disclosure Package, nor the compliance by the Company with the terms and provisions hereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not reasonably be expected to have a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company, except in the case of clause (y) where such violation would not reasonably be expected to have a Material Adverse Effect.

(n)            No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the issue and sale of the Stock by the Company, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the Prospectus and the Pricing Disclosure Package, except (i) for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws and/or the bylaws and rules of Financial Industry Regulatory Authority, Inc. (the “FINRA”) or the NYSE American LLC or such other exchange on which the Common Stock are then listed or quoted (the “Exchange”) in connection with the purchase and sale of the Stock through the Agents and (ii) as have been previously obtained by the Company or the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)            The consolidated financial statements of the Company included or incorporated by reference in the Prospectus and the Pricing Disclosure Package, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments) and have been prepared in all material respects in compliance with the published requirements of the Securities Act and Exchange Act, as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved; the other financial and statistical data with respect to the Company and its consolidated subsidiaries contained or incorporated by reference in the Prospectus and the Pricing Disclosure Package, are, in all material respects, accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in in the Prospectus and the Pricing Disclosure Package that are not included or incorporated by reference as required; the Company and its subsidiaries, on a consolidated basis, do not have any material liabilities or obligations, direct or contingent (including any off balance sheet obligations), not described in the Prospectus and the Pricing Disclosure Package which are required to be described in the Prospectus and the Pricing Disclosure Package. The pro forma financial statements, if any, and the related notes thereto included in or incorporated by reference in the Registration Statement and Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with Article 11 of Regulation S-X and applicable Commission guidance and comply as to form therewith, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(p)            Deloitte & Touche LLP (“Deloitte”), who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the Prospectus and the Pricing Disclosure Package or is incorporated by reference therein and who have delivered the initial letter referred to in Section 5(g) hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereunder; PricewaterhouseCoopers LLP (“PwC”), who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the Prospectus and the Pricing Disclosure Package or is incorporated by reference therein and who have delivered the initial letter referred to in Section 5(h) hereof, were independent public accountants as required by the Securities Act and the rules and regulations thereunder during the periods covered by the financial statements on which they reported contained or incorporated by reference in the Prospectus and the Pricing Disclosure Package.

(q)            The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission's rules and guidelines applicable thereto. As of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Deloitte and the audit committee of the board of directors of the Company (the “Audit Committee”), there were no material weaknesses in the Company’s internal controls.

(r)            (i) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is accumulated and communicated to management of the Company, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(s)            Since the date of the latest audited financial statements of the Company included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Prospectus and the Pricing Disclosure Package).

(t)            The Company and the Company’s directors and officers, in their capacities as such, are in compliance, in all material respects, with any applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(u)            Except as described in the Prospectus and the Pricing Disclosure Package, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus and the Pricing Disclosure Package, neither the Company nor any of its subsidiaries has (i) sustained any loss or interference in its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign), (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) declared or paid any dividend on its capital stock, and since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)            The Company and each of its subsidiaries have good and valid title to all personal property described in the Registration Statement or Prospectus as being owned by them that are material to the businesses of the Company or such subsidiary, in each case free and clear of all liens, encumbrances and claims, except those that (i) do not materially interfere with the use made of such property by the Company and its subsidiaries or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Any real property described in the Registration Statement or Prospectus as being leased by the Company and each of its subsidiaries is held by them under valid, existing and enforceable leases, with such exceptions as (A) do not materially interfere with the use made or proposed to be made of such property by the Company or its subsidiaries or (B) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w)            The Company and each of its subsidiaries possess or have obtained, all licenses, certificates, consents, orders, approvals, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as currently conducted, as described in the Registration Statement and the Prospectus and the Pricing Disclosure Package (the “Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have fulfilled and performed all of their respective obligations with respect to the Permits, and are operating in compliance with such Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permits, except where the failure to fulfill and perform all of their respective obligations or operate in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any proceeding relating to revocation or modification of any such Permit or has any reason to believe that any such Permit will not be renewed in the ordinary course, except where the revocation, modification, or failure to obtain any such renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x)            The Company and each of its subsidiaries own or possess adequate enforceable rights to use, or can acquire on reasonable terms ownership or adequate enforceable rights to use, all patents, patent applications, trademarks (both registered and unregistered), trade names, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have not received any pending claim or written notice of any claim of infringement or conflict with, asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect. There are no pending, or to the Company’s knowledge, threatened judicial proceedings or interference proceedings against the Company or any of its subsidiaries, challenging the Company’s or any of its subsidiaries’ rights in or to or the validity or the scope of any of the Company’s or any of its subsidiaries’ material patents, patent applications or proprietary information, except for such right or claim that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; to the Company’s knowledge, no other entity or individual has any right or claim in any of the Company’s or any of its subsidiaries’ material patents, patent applications or any patent to be issued therefrom by virtue of any contract, license or other agreement entered into between such entity or individual and the Company or any of its subsidiaries or by any non-contractual obligation, other than by written licenses granted by the Company or any of its subsidiaries, except for such right or claim that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)            Except as described in the Prospectus and the Pricing Disclosure Package, there are no legal or governmental proceedings pending, or to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties or assets of the Company or any of its subsidiaries is subject (i) other than proceedings that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus or the Pricing Disclosure Package and are not so described.

(z)          The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as the Company and each of its subsidiaries reasonably believes is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

(aa)        No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened which would reasonably be expected to result in a Material Adverse Effect.

(bb)       The Company and each of its subsidiaries (i) are in compliance with all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of the environment (including natural resources), hazardous or toxic substances or wastes, pollutants or contaminants (“Hazardous Substances”), or human health and safety (as they relate to exposure to Hazardous Substances) (collectively, “Environmental Laws”); (ii) have obtained and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement and the Prospectus and the Pricing Disclosure Package; and (iii) have not received written notice of any actual or potential liability (including for the investigation or remediation of any disposal or release of Hazardous Substances) under Environmental Laws, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply, failure to obtain required permits, licenses, or other approvals or liability as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as described in the Prospectus and the Pricing Disclosure Package, (A) there are no proceedings that are pending, or to the knowledge of the Company, threatened or contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed and (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning Hazardous Substances that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries.

(cc)       The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in or contemplated by the Registration Statement or the Prospectus, no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been asserted or threatened against it which would reasonably be expected to have a Material Adverse Effect.

(dd)       To the knowledge of the Company, (i) each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, Section 430 of the Code is and has been satisfied, the plan is not in “at risk” status for purposes of Section 430 of the Code, no waiver of any minimum funding standard or any extension of any amortization period has been requested or granted, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) equals or exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, other than, in the case of (i), (ii) and (iii) above, as would not reasonably be expected to have a Material Adverse Effect.

(ee)       Any statistical and market-related data included in the Prospectus and the Pricing Disclosure Package are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(ff)        The Company is not required, and after giving effect to the offering and sale of the Stock and the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus and the Pricing Disclosure Package, will not be required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(gg)       The statements set forth in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to summarize the provisions of the laws or regulations or legal conclusions with respect thereto and the documents referred to therein, are accurate summaries in all material respects.

(hh)      (i) No person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company (other than upon the exercise of options or warrants to purchase Common Stock, the vesting of restricted stock units or restricted shares of Common Stock, the conversion of convertible securities, including the conversion of the Company’s 2.25% Convertible Senior Notes due 2030 and 0.00% Convertible Senior Notes due 2032, or upon the exercise of options or other equity awards that may be granted from time to time under the Company’s stock option or equity incentive plan or upon the sale of Common Stock in connection with any employee stock purchase plan of the Company whether now in effect or hereafter implemented), (ii) no Person has any preemptive rights, rights of first refusal, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company from the Company which have not been duly waived with respect to the offering contemplated hereby, (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Common Stock, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act any Common Stock or shares of any other capital stock or other securities of the Company; except in each case for (1) rights pursuant to the Rights Plan, and (2) such rights as have been waived on or prior to the date hereof.

(ii)          Neither the Company nor any of its subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Agents pursuant to this Agreement.

(jj)         Other than this Agreement, the Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

(kk)       Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed to constitute, or that has constituted or would reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company in connection with the offering of the shares of the Stock.

(ll)        The Company has not relied upon the Agents or legal counsel for the Agents for any legal, tax or accounting advice in connection with the offering of the shares of the Stock.

(mm)      On or prior to the first Delivery Date, the Stock shall have been listed and admitted and authorized for trading on the Exchange.

(nn)      The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than the Prospectus, any Issuer Free Writing Prospectus to which the Agents have consented in accordance with Section 1(h) or 3(a)(viii).

(oo)         Neither the Company nor any subsidiary is in violation of or has received written notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(pp)       (i) No relationship, direct or indirect, exists between or among the Company or its subsidiaries or any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or its subsidiaries, on the other hand, that is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described; (ii) no relationship, direct or indirect, exists between or among the Company or the subsidiaries or any affiliate of them, on the one hand, and the directors, officers, stockholders or directors of the Company or, to the Company’s knowledge, its subsidiaries, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement and the Prospectus that is not so described; and (iii) the Company has not offered, or caused any placement agent to offer, Common Stock to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or its subsidiaries to alter the customer’s or supplier’s level or type of business with the Company or its subsidiaries or (B) a trade journalist or publication to write or publish favorable information about the Company or its subsidiaries or any of their respective products or services.

(qq)      The operations of the Company and each of its subsidiaries are, have been since the date that is five (5) years prior to the date of this Agreement, in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and as applicable, and all other laws of any jurisdiction applicable to the Company or its operations relating to domestic or foreign corruption or bribery (collectively, the “Anti-Corruption Laws”).

(i)            Neither the Company, its subsidiaries, its or their respective directors, officers, or employees, nor to the Company’s knowledge (as defined in the FCPA), any of their respective agents, affiliates, representatives, or any other Person acting for or on behalf of any of the foregoing, has, in the past five (5) years: (a) directly or indirectly, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of applicable law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any applicable law (including any applicable Anti-Corruption Laws) or of the character required to be disclosed in the Prospectus; (b) directly or indirectly, made, given, offered, authorized, promised, received, accepted, or agreed to receive any payment, money, commission, reward, gift, hospitality, entertainment, inducement (including any facilitation payments) or any other thing of value in violation of any applicable Anti-Corruption Laws; (c) taken any other action or omission in violation of any applicable Anti-Corruption Laws; or (d) paid, received, or retained any funds that are of a character required to be disclosed in the Registration Statement or the Prospectus.

(ii)            Neither the Company nor any of its subsidiaries shall, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person in any manner that will result in a violation of applicable Anti-Corruption Laws.

(iii)            No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to applicable Anti-Corruption Laws is pending or, to the knowledge of the Company, threatened.

(iv)            The Company and each of its subsidiaries have instituted and maintained policies and procedures designed to promote compliance with the applicable Anti-Corruption Laws.

(rr)      The operations of the Company and each of its subsidiaries are, and have been since the date that is six (6) years prior to the date of this Agreement, in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, that have been issued, administered or enforced by any governmental agency having jurisdiction over the Company (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ss)      Except as disclosed in the Registration Statement and the Prospectus, the Company has obtained waivers from the U.S. Department of Energy relating to the Prohibiting Russian Uranium Imports Act, enacted in May 2024, allowing it to import low-enriched uranium from Russia into the United States, and:

(i) Neither the Company nor any of its subsidiaries (collectively, the “Entity”) nor, any director, officer, or employee of the Entity nor, to the Company’s knowledge, any agent, affiliate or representative of the Entity, is a government, individual, or entity (in this paragraph (ss), “Person”) that is, or is owned or controlled by a Person that is:

(A)            the target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”);

(B)            located, organized, or ordinarily resident, in a country or territory that is the target of applicable comprehensive Sanctions; or

(C)            owned or controlled by, or acting for or on behalf of, any Person described in clause (A) or (B) above.

(ii)            The Entity will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)            to unlawfully fund or facilitate any activities or business of or with any Person that is the target of Sanctions or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)            in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise.

(iii)            The Entity represents and covenants that, except as detailed in the Registration Statement and the Prospectus, since April 24, 2019, it has not knowingly engaged in, is not now knowingly engaged, and will not engage in, any unlawful dealing or transactions with any Person that at the time of the dealing or transaction is or was the target of Sanctions, or in any country or territory that at the time of the dealing or transaction is or was the target of applicable comprehensive Sanctions.

(iv)            The Entity maintains in effect policies and procedures designed to promote compliance with Sanctions.

(tt)      Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engage, or have plans to engage, directly or indirectly, in a covered activity.

(uu)      Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Agent and (ii) does not intend to use any of the proceeds from the sale of the Stock to repay any outstanding debt owed to any affiliate of any Agent.

(vv)      The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(ww)      (i)(x) To the knowledge of the Company, there has been no material security breach or other compromise of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology used in the Company’s business (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to its IT Systems and Data; and (ii) the Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification (each a “Data Protection Requirement”), except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect.

(xx)            The Company and its subsidiaries have in place, comply with, and take commercially reasonable steps designed to ensure compliance with all third-party obligations regarding any personal, personally identifiable, household, sensitive, confidential or regulated data (“Personal Data”) (collectively, the “Policies”). To the knowledge of the Company, the execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a material breach of violation of any Privacy Laws or Policies. Neither the Company nor any subsidiary has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any Data Protection Requirement and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Privacy Laws or Policies, except as would not, individually or in the aggregate, have a Material Adverse Effect. There is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge threatened, alleging non-compliance with Privacy Laws or Policies, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(yy)        No forward looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(zz)        The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Effect.

(aaa)      Since the date that is six years prior to the date of this Agreement, neither the Company nor any of its subsidiaries has (i) breached or violated in any material respect any Government Contract or any laws applicable to Government Contracts; (ii) been audited, with the exception of routine audits, or investigated by any government agency with respect to any Government Contract; (iii) conducted or initiated any internal investigation or made any disclosure with respect to any alleged or potential material irregularity, misstatement or omission arising under or relating to a Government Contract; (iv) received from any government agency or any other person any written notice of breach, cure, show cause or default or any subpoena with respect to any Government Contract; (v) had any Government Contract terminated for cause or default; (vii) received written notice from or on behalf of any government agency or any other person indicating that such government agency or person intends to cancel, terminate, or not renew any Government Contract, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(bbb)      Neither the Company nor any of its subsidiaries, nor any of their respective principals (as defined at 48 C.F.R. § 2.101), is suspended, debarred, proposed for debarment or otherwise excluded from participating in any federal, state or local government procurement or non-procurement programs and, to the knowledge of the Company, no circumstances exist that would reasonably be expected to lead to the institution of suspension or debarment proceedings against the Company, any of its subsidiaries, or any of their respective principals.

(ccc)      With respect to each Government Contract and Government Bid, since the date that is six years prior to the date of this Agreement, all representations, certifications and disclosures made by the Company and any of its subsidiaries were complete and accurate in all material respects as of their effective date, and the Company and each of its subsidiaries has complied in all material respects with all such representations, certifications and disclosures.

(ddd)      As of the date of this Agreement, no actual or potential organizational conflict of interest would prevent the Company or any of its subsidiaries from fully performing any existing Government Contract or from being awarded a Government Contract as a result of any pending Government Bid.

(eee)       Each of the Company and its subsidiaries has established and maintained in all material respects adequate policies, procedures, systems and controls for compliance with its respective Government Contracts.

(fff)        There are no outstanding, anticipated, or contemplated material claims or disputes in connection with any Government Contract of the Company or any of its subsidiaries.

(ggg)      To the knowledge of the Company, there are no outstanding or unsettled allegations of fraud, false claims or overpayments nor any investigations or audits, with the exception of routine audits, by any governmental agency with regard to any Government Contract of the Company or any of its subsidiaries, nor has the Company or any of its subsidiaries taken any action that would reasonably be expected to give rise to liability for fraud, false claims or overpayments.

(hhh)      No Government Contract of the Company or any of its subsidiaries has as of the date of this Agreement incurred or projects to incur material losses or unreimbursed costs.

(iii)           Prior to or in connection with the entry into this Agreement, the Company has terminated the At Market Issuance Sales Agreement, dated February 9, 2024, by and among the Company, B. Riley Securities, Inc., Lake Street Capital Markets, LLC and Roth Capital Partners, LLC.

Any certificate signed by any executive officer of the Company or any of its subsidiaries delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company to each Agent as to the matters covered thereby.

2.            Sale and Delivery of Stock.

(a)            Subject to the terms and conditions set forth herein, the Company agrees to issue and sell through the Agents, as sales agent, and the Agents agree to use its commercially reasonable efforts to sell as sales agent for the Company, the Stock. Sales of Stock, if any, through an Agent acting as sales agent or directly to an Agent acting as principal will be made at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices (i) by means of ordinary brokers’ transactions, to or through the Exchange or any other market venue where the Stock may be traded, in transactions deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act, (ii) in privately negotiated transactions, which may include block trades or through a combination of any such methods of sale or (iii) any other method permitted by law.

(b)            The Stock is to be sold by one of the Agents on a daily basis or otherwise as shall be agreed to by the Company and an Agent on any trading day (other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) that the Company has instructed such Agent to make such sales. On any Trading Day, the Company may instruct an Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged (including, without limitation, by telecopy or e-mail) by such Agent) as to the maximum number of shares of Stock to be sold by an Agent on such day (in any event not in excess of the number available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per share of Stock at which such Stock may be sold. Subject to the terms and conditions hereof, such Agent shall use its commercially reasonable efforts to sell all of the shares of Stock so designated by the Company. The Agent through whom sales of the shares of Stock as sales agent are then being made pursuant to this Section 2(b) is referred to as a “Executing Agent.”

(c)            Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and the Agents shall not be obligated to use its commercially reasonable efforts to sell, any shares of Stock (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number in excess of the number of shares of Stock authorized from time to time to be issued and sold under this Agreement, in each case, by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agents in writing. In addition, the Company or the Agents may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged (including, without limitation, by telecopy or e-mail) by the Agents, suspend the offering of the Stock for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Stock sold hereunder prior to the giving of such notice.

(d)            Under no circumstances shall the aggregate offering price or number, as the case may be, of shares of Stock sold pursuant to this Agreement exceed the aggregate offering price or number, as the case may be, of shares of Common Stock (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement, or (iii) authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agents in writing. In addition, under no circumstances shall any shares of Stock be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agents in writing.

(e)            If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Stock, it shall promptly notify the other party and sales of Stock under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f)            The gross sales price of any Stock sold under this Agreement shall be the market price for shares of the Company’s Common Stock sold by an Agent under this Agreement on the Exchange at the time of such sale. The compensation payable to the Agents for sales of Stock shall be equal to 1.50% of the gross sales price of the Stock. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or other similar fees, taxes or charges imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Stock (the “Net Proceeds”). An Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required.

(g)            The Executing Agent shall provide written confirmation to the Company following the close of trading on the Exchange each day on which Stock is sold under this Agreement setting forth the number of shares of Stock sold on such day, the gross sales prices of the Stock, the Net Proceeds to the Company and the compensation payable by the Company to the Agents with respect to such sales.

(h)            Settlement for sales of Stock will occur on the first business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Executing Agent (each such day, a “Delivery Date”). On each Delivery Date, the Stock sold through the Executing Agent for settlement on such date shall be delivered by the Company to the Executing Agent against payment of the Net Proceeds from the sale of such Stock. Settlement for all Stock shall be effected by book-entry delivery of shares of Stock to the Executing Agent’s account at The Depository Trust Company against payment by the Executing Agent of the Net Proceeds from the sale of such Stock in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Stock on any Delivery Date, the Company shall (i) indemnify and hold the Executing Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company, and (ii) pay the Agents any commission to which it would otherwise be entitled absent such default. If the Executing Agent breaches this Agreement by failing to deliver the applicable Net Proceeds on any Delivery Date for Stock delivered by the Company, the Executing Agent will pay the Company interest based on the effective overnight federal funds rate until such proceeds, together with such interest, have been fully paid.

(i)            Except as may be mutually agreed upon by the Company and an Agent in writing, sales pursuant to this Agreement may not be requested by the Company and need not be made by the Agents (i) during any period in which the Company’s insider trading policy, as it exists on the date of the Agreement, would prohibit the purchases or sales of the Company’s Common Stock by its officers or directors, (ii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information, or (iii) except as provided in Section 2(k) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(j)            If the Company wishes to offer, sell or deliver Stock at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the applicable Agent through whom sales are effected (with a copy to counsel to such Agent) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the applicable Agent, (ii) provide the applicable Agent with the officers’ certificates, accountants’ letter and opinions and letters of counsel called for by Sections 3(a)(xiii), 3(a)(xiv) and 3(a)(xv) hereof, respectively, (iii) afford the applicable Agent the opportunity to conduct a due diligence review in accordance with Section 3(a)(xii) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (iii) of Section 2(i) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificates, accountants’ letter and opinions and letters of counsel pursuant to this Section 2(k) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 4 hereof and (B) this Section 2(k) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 2(i), which shall have independent application.

(k)            For the avoidance of doubt, nothing in this Agreement shall be deemed to prohibit an Agent from purchasing any Stock that is issued and sold by the Company through such Agent in accordance with the terms and conditions of this Agreement.

3.            Further Agreements of the Company and the Agents. (a) The Company agrees with the Agents:

(i)            To make no further amendment or any supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, except as provided herein; to advise the Agents of the time when any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus has been filed and to furnish the Agents with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Agreement; to advise the Agents, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (including, without limitation, any document incorporated by reference in any of the foregoing) or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii)            During any period when the delivery of a prospectus is required in connection with the offering or sale of Stock, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or it shall be necessary to amend or supplement the Prospectus (including, without limitation, any document incorporated by reference therein) in order to comply with the Securities Act or the Exchange Act, to notify the Agents and, upon their request, to file such document and to prepare and furnish without charge to the Agents and to any dealer in securities as many copies as the Agents may from time to time reasonably request of an amended or supplemented Prospectus (or incorporated document, as the case may be) that will correct such statement or omission or effect such compliance.

(iii)            To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Agents, be required by the Securities Act or requested by the Commission.

(iv)            To deliver promptly to the Agents such number of the following documents as the Agents shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus, and (D) any document incorporated by reference in the Prospectus.

(v)            To pay the applicable Commission filing fees relating to the Stock within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(vi)            Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, to furnish a copy thereof to the Agents and counsel for the Agents and not to file any such amendment or supplement to which the Agents reasonably object; provided, however, that the foregoing requirement shall only apply during a sale of Stock under this Agreement and shall not apply to an amendment or supplement providing solely for the determination of the terms of the Stock, (A) in connection with the filing of any report or other document under Section 13, 14 or 15(d) of the Exchange Act), or (B) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock; provided, further, however, that except during a sale of Stock under this Agreement, the Company's obligations pursuant to this Section (vi) shall be satisfied with respect to any document filed by the Company with the Commission via EDGAR.

(vii)            Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Agents.

(viii)            To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. During any period when the delivery of a prospectus is required in connection with the offering or sale of Stock, if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus in order to comply with the Securities Act, to notify the Agents and, upon their request, to file such document and to prepare and furnish without charge to the Agents as many copies as the Agents may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance. The Company's obligations under this Section (viii) do not apply with respect to statements or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by one or more Agents specifically for use therein.

(ix)            As soon as practicable after each Effective Date (it being understood that the Company shall have until at least 405 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 440 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Agents an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

(x)            Promptly from time to time to take such action as the Agents may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of any jurisdictions as the Agents may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Stock; provided that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(xi)            At each Applicable Time, each Delivery Date, each date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Stock, (2) in connection with the filing of any report or other document under Section 13, 14 or 15(d) of the Exchange Act), or (3) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock) (each such date, a “Registration Statement Amendment Date”) and each date on which the Company shall file an Annual Report on form 10-K or Quarterly Report on form 10-Q, including any date on which an amendment to any such document is filed (each such date, a “Company Periodic Report Date”), the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement, only to the extent the Company has instructed an Agent to make sales pursuant to this Agreement following such Company Periodic Report Date.

(xii)            The Company will cooperate timely with any reasonable due diligence review conducted by the Agents or their counsel from time to time in connection with the transactions contemplated hereby, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.

(xiii)            Upon commencement of the offering of Stock under this Agreement and promptly after each (A) Registration Statement Amendment Date and (B) Company Periodic Report Date, the Company will furnish or cause to be furnished forthwith to the Agents a certificate dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form reasonably satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(i) of this Agreement which were last furnished to the Agents are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(i), but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the time of delivery of such certificate. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (A) or (B) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(xiv)            Upon commencement of the offering of Stock under this Agreement, and promptly after each (A) Registration Statement Amendment Date, and (B) Company Periodic Report Date, the Company will furnish or cause to be furnished to the Agents and to counsel to the Agents the written opinion and letter of each counsel to the Company, dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form and substance reasonably satisfactory to the Agents and their counsel, of the same tenor as the opinions and letters referred to in Section 5(e) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the time of delivery of such opinion and letter or, in lieu of such opinion and letter, counsel last furnishing such letter to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented to the time of delivery of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (A) or (B) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(xv)            Upon commencement of the offering of Stock under this Agreement, and promptly after each (A) Registration Statement Amendment Date, (B) Company Periodic Report Date and (C) filing of a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act, the Company will cause Deloitte and PwC or other independent accountants reasonably satisfactory to the Agents, to furnish to the Agents a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agents and their counsel, of the same tenor as the letter referred to in Section 5(g) and Section 5(h), respectively, hereof, but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package, as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (A) or (B) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time; provided that the delivery of a “comfort letter” from PwC pursuant to this Section 3(a)(xv) shall be limited to the audited financial statements of the Company for the fiscal year ended December 31, 2022 (and the related financial statement schedules) and any other financial information derived therefrom that is incorporated by reference into the Registration Statement, the Prospectus or the Pricing Disclosure Package, including any amendment or supplement thereto..

(xvi)            The Company consents to the Agents trading in the Company’s Common Stock for the Agents’ own accounts and for the account of their clients at the same time as sales of Stock occur pursuant to this Agreement.

(xvii)            If to the knowledge of the Company, all filings required by Rule 424 and Rule 433 under the Securities Act in connection with this offering shall not have been made or the representation in Section 1(a) shall not be true and correct on the applicable Delivery Date, the Company will offer to any person who has agreed to purchase Stock from the Company as the result of an offer to purchase solicited by an Agent the right to refuse to purchase and pay for such Stock.

(xviii)            The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of shares of Stock sold through the Agents under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Stock pursuant to this Agreement during the relevant quarter.

(xix)            The Company will not, without (A) giving the Agents at least one business days’ prior written notice (or two business days’ prior written notice on any Trading Day with respect to which the Company has not instructed an Agent to make sales and which does not occur in any period when the delivery of a prospectus is required in connection with the offering or sale of Stock) specifying the nature of the proposed sale and the date of such proposed sale, and (B) the Agents suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agents in light of the proposed sale, pledge or disposition, as the case may be, directly or indirectly, (x) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (other than (i) the grant of additional options or other equity awards under the Company’s existing stock option plans or equity incentive plans, (ii) changes in the number of outstanding Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock, including the issuance of Common Stock upon conversion of the Company’s 2.25% Convertible Senior Notes due 2030 and 0.00% Convertible Senior Notes due 2032, or upon the vesting, exercise or settlement of equity awards under the Company’s equity incentive plans or due to the sale of shares of Common Stock in connection with any employee stock purchase plan of the Company whether now in effect or hereafter implemented, (iii) any repurchases of capital stock of the Company, or (iv) any sales of Stock pursuant to this Agreement), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), (y) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (z) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement), or publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Agents. The foregoing sentence shall not apply to the Stock to be offered and sold through the Agents pursuant to this Agreement.

(xx)            To apply the Net Proceeds from the sale of the Stock being sold by the Company substantially in accordance with the description as set forth in the Prospectus and the Pricing Disclosure Package under the caption “Use of Proceeds.”

(xxi)            The Company and its subsidiaries, and, to the knowledge of the Company, any of their respective directors, officers or controlling persons, will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

(xxii)            The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Agents’ obligations hereunder.

(xxiii)            The Company will deliver to the Agents, on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers or applicable exemption certificate (the “FinCEN Certification”), together with copies of identifying documentation, of the Company and the Company undertakes to provide such additional supporting documentation as the Agents may reasonably request in connection with the verification of the FinCEN Certification.

(b)            Each Executing Agent severally agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Executing Agent in connection with the offering or sale of the Stock without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this Section 3(b), shall not be deemed to include information prepared by or on behalf of such Executing Agent on the basis of or derived from issuer information.

4.            Expenses. (a) The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (i) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock; (ii) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto; (iii) the distribution of the Registration Statement (including any exhibits thereto), the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (iv) the production and distribution of this Agreement, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (v) the listing of the Stock on the Exchange and/or any other exchange; (vi) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 3(a)(x) and the preparation, printing and distribution of a Blue Sky Memorandum (including reasonable fees and expenses of counsel to the Agents not to exceed $10,000); (vii) the reasonable fees and disbursements of the Company’s counsel and of the Company’s accountants; (ix) the actual, reasonable and documented out-of-pocket fees and disbursements of counsel to the Agents (A) not to exceed $150,000 in connection with the filing of this Agreement and (B) not to exceed $25,000 per calendar quarter thereafter in connection with updates at the time of each Registration Statement Amendment Date, each Company Periodic Report Date, each Applicable Time and each Delivery Date; and (x) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 4 and Section 6, the Agents shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Agents.

5.            Conditions of the Agents’ Obligations. The obligations of the Agents hereunder are subject to the accuracy, when made and on the date of this Agreement, each Registration Statement Amendment Date, each Company Periodic Report Date, each Applicable Time and each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)            The Prospectus Supplement shall have been timely filed with the Commission pursuant to Rule 424(b) under the Securities Act on or prior to the date hereof and the Company shall have complied with all other requirements applicable to the Prospectus or any supplement thereto under Rule 424(b) (without giving effect to Rule 424(b)(8)). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b)            The Agents shall not have discovered and disclosed to the Company that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which is material or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)            All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Agents, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)            Except as contemplated in the Prospectus or the Pricing Disclosure Package, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect, or any development that would reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act (a “Rating Organization”), or a public announcement by any Rating Organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a Rating Organization described above, in the reasonable judgment of the Agents (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Stock on the terms and in the manner contemplated in the Prospectus or the Pricing Disclosure Package.

(e)            O’Melveny & Myers LLP shall have furnished to the Agents its written opinion and negative assurance letter, as counsel to the Company, addressed to the Agents and delivered and dated on each date specified in Section 3(a)(xiv) hereof, in form and substance reasonably satisfactory to the Agents.

(f)            The Agents shall have received from Vinson & Elkins L.L.P., counsel for the Agents, such opinion and negative assurance letter, and delivered and dated on each date specified in Section 3(a)(xiv) hereof, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)            At the dates specified in Section 3(a)(xv) hereof, the Agents shall have received from Deloitte a letter, in form and substance reasonably satisfactory to the Agents, addressed to the Agents and dated the date of delivery thereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date of the date of delivery thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus and the Pricing Disclosure Package, as of a date not more than three days prior to the date of delivery thereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” in connection with registered public offerings.

(h)            On the date of this Agreement, the Agents shall have received from PwC a letter, in form and substance reasonably satisfactory to the Agents, addressed to the Agents and dated the date of delivery thereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date of the date of delivery thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus and the Pricing Disclosure Package, as of a date not more than three days prior to the date of delivery thereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” in connection with registered public offerings; provided that the delivery of a “comfort letter” from PwC pursuant to this Section 5(f) shall be limited to the audited financial statements of the Company for the fiscal year ended December 31, 2022 (and the related financial statement schedules) and any other financial information derived therefrom that is incorporated by reference into the Registration Statement, the Prospectus or the Pricing Disclosure Package, including any amendment or supplement thereto.

(i)            (i) Upon commencement of the offering of Stock under this Agreement, the Company shall have furnished to the Agents a certificate of an officer in a form reasonably satisfactory to the Agents stating the minimum price for the sale of such Stock pursuant to this Agreement and the maximum number of shares of Stock that may be issued and sold pursuant to this Agreement or, alternatively, maximum gross proceeds from such sales, as authorized from time to time by the Company’s board of directors or a duly authorized committee thereof or, in connection with any amendment, revision or modification of such minimum price or maximum share number or amount, a new certificate with respect thereto, and (ii) on each date specified in Section 3(a)(xiii), the Company shall have furnished to the Agents a certificate, dated such date, signed by any executive officer of the Company as to such matters as the Agents may reasonably request, including, without limitation, a statement:

(A)            That the representations, warranties and agreements of the Company in Section 1 are true and correct on and as of the applicable date specified in Section 3(a)(xiii), and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such applicable date;

(B)            That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto;

(C)            That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (1)(x) the Registration Statement, as of each Effective Date, (y) the Prospectus, as of its date and on the applicable date specified in Section 3(a)(xiii), and (z) the Pricing Disclosure Package, as of each Applicable Time and as of the applicable date specified in Section 3(a)(xiii), did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (2) no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(D)            To the effect of Section 5(j) (provided that no representation with respect to the judgment of the Agents need be made).

(j)            (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus and the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Agents, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or sale of the Stock on the terms and in the manner contemplated in the Prospectus.

(k)            Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crisis, either within or outside the United States, in each case as to make it, in the judgment of the Agents, impracticable or inadvisable to proceed with the offering or sale of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l)            The Exchange shall have approved the Stock for listing, subject only to official notice of issuance.

(m)            On or prior to each Delivery Date, the Company shall have furnished to the Agents such further certificates and documents as the Agents may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Agents.

6.            Indemnification and Contribution.

(a)            The Company hereby agrees to indemnify and hold harmless each Agent, each Agent’s affiliates, directors, officers and employees and each person, if any, who controls any Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Agent, (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Agent and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Agent or that affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Agent furnished to the Company by such Agent specifically for inclusion therein, which information consists solely of the information specified in Section 6(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Agent or to any affiliate, director, officer, employee or controlling person of that Agent.

(b)            Each Agent, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Agent furnished to the Company by such Agent specifically for inclusion therein, which information is limited to the information set forth in Section 6(e). The foregoing indemnity agreement is in addition to any liability that any Agent may otherwise have to the Company, or any such director, officer, employee or controlling person.

(c)            Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 6 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d)            If the indemnification provided for in this Section 6 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agents on the other hand, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agent, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total Net Proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total Net Proceeds from the resale to the public of the Stock received by the Agents under this Agreement, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), an Agent shall not be required to contribute any amount in excess of the total underwriting discounts and commissions received by it with respect to the offering of Stock under the Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)            The Agents severally confirm and the Company acknowledges and agrees that the statements included in the last sentence of the first paragraph under the caption “Plan of Distribution” in the Prospectus are correct and constitute the only information furnished in writing to the Company by or on behalf of the Agents specifically for inclusion in the Registration Statement, the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

7.            Termination. (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that with respect to any pending sale through an Agent for the Company, the obligations of the Company, including in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination and the provisions of Sections 1, 4, 6, 7, 8, 9, 10, 11, 12, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)            Each Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement (but only with respect to such Agent) in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 1, Section 4, Section 6, and Section 12 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)            This Agreement shall remain in full force and effect until such time as Stock having an aggregate offering price of $1,000,000,000 shall have been issued and sold hereunder unless terminated pursuant to Section 7(a) or (b) above (in the case of Section 7(a), only as to the applicable Agent) or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 4, Section 6, and Section 7 of this Agreement shall remain in full force and effect.

(d)            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Delivery Date for any sale of Stock, such sale shall settle in accordance with the provisions of Section 2(h) hereof.

(e)            To the extent this Agreement is terminated by one Agent or by the Company with respect to one Agent pursuant to this Section 7, this Agreement shall terminate only with respect to such Agent and shall remain in full force and effect with respect to the Company and the other Agent, unless and until terminated pursuant to this Section 7.

8.            Research Analyst Independence. The Company acknowledges that the Agents’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Agents’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of the Agents’ investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against an Agent with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Agent’s investment banking divisions. The Company acknowledges that each Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

9.            No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Agents may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Agents: (a) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Agents, on the other hand, exists; (b) each Agent is not acting as an advisor, expert or otherwise is are not providing a recommendation or investment advice, to the Company, including, without limitation, with respect to the determination of the terms of the offering of the Stock, and such relationship between the Company, on the one hand, and each Agent, on the other hand, is entirely and solely commercial, based on arms-length negotiations and, as such, not intended for use by any individual for personal, family or household purposes; (c) any duties and obligations that an Agent may have to the Company shall be limited to those duties and obligations specifically stated herein; (d) each Agent and its affiliates may have interests that differ from those of the Company; and (e) does not constitute a solicitation of any action by any Agent. The Company hereby (x) waives any claims that the Company may have against the Agents with respect to any breach of fiduciary duty in connection with this offering and (y) agrees that none of the activities of the Agents in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Agents with respect to any entity or natural person. The Company has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

10.            Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)            if to the Agents, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 6(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019;

(b)            if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Todd M. Tinelli; Office of General Counsel; and

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by Barclays Capital Inc.

11.            Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Agents and each person or persons, if any, who control any Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (b) the indemnity agreement of the Agents contained in Section 6(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

12.            Survival. The respective indemnities, rights of contributions, representations, warranties and agreements of the Company and the Agents contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

13.            Definition of the Terms “Business Day, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

14.            Governing Law. This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of New York (other than Section 5-1401 of the General Obligations Law).

15.            Submission to Jurisdiction. The parties hereto hereby submit to the exclusive jurisdiction of the U.S. federal and New York State Courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party hereto waives any objection which it may now or hereafter have to the laying of venue of such suit or proceeding in such courts.

16.            Waiver of Jury Trial. The Company and each Agent hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.            Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. Delivery of an executed Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

18.            Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

19.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement and any interest and obligation in or under this Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Agent that is a Covered Entity or any BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing correctly sets forth the agreement between the Company and each of the Agents, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

CENTRUS ENERGY CORP.

By:	/s/ Todd Tinelli
Name: Todd Tinelli
Title: Senior Vice President, Chief Financial Officer and Treasurer

Accepted:

Barclays Capital Inc.

By:	/s/ Amit Chandra
Name: Amit Chandra
Title: Managing Director

Citigroup Global Markets Inc.

By:	/s/ Ryan Nielson
Name: Ryan Nielson
Title: Director

UBS Securities LLC

By:	/s/ Tyler Nash
Name: Tyler Nash
Title: Director

By:	/s/ Hilbert Chen
Name: Hilbert Chen
Title: Director

[Signature Page to Sales Agreement]

Evercore Group L.L.C.

By:	/s/ Crystal A. Simpson
Name: Crystal A. Simpson
Title: Senior Managing Director

B. Riley Securities, Inc.

By:	/s/ Joseph Nardini
Name: Joseph Nardini
Title: SMD, Head of Investment Banking

Guggenheim Securities, LLC

By:	/s/ James Schaefer
Name: James Schaefer
Title: Senior Managing Director

MUFG Securities Americas Inc.

By:	/s/ Geoffrey Paul
Name: Geoffrey Paul
Title: Managing Director

William Blair & Company, L.L.C.

By:	/s/ Bryan P. Finkel
Name: Bryan P. Finkel
Title: Managing Director

[Signature Page to Sales Agreement]

Lake Street Capital Markets, LLC

By:	/s/ Michael Townley
Name: Michael Townley
Title: Head of Investment Banking

Northland Securities, Inc.

By:	/s/ Ted Warner
Name: Ted Warner
Title: Head of Energy & Power Investment Banking

[Signature Page to Sales Agreement]